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                                                                EX-99.B5(a)(iii)


                             SUB-ADVISORY CONTRACT

                         Growth Stock Master Portfolio

                                 a portfolio of

                        MANAGED SERIES INVESTMENT TRUST
                               111 Center Street
                          Little Rock, Arkansas  72201

                                January 1, 1996

Wells Fargo Bank, N.A.
45 Fremont Street
San Francisco, California  94105

Dear Sirs:

         This will confirm the agreement by and among BZW Barclays Global Fund Advisors (the "Adviser"), Managed Series Investment Trust (the "Trust"), on behalf of the Growth Stock Master Portfolio (the "Master Portfolio"), and Wells Fargo Bank, N.A. (the "Sub-Adviser") as follows:

         1. The Trust is a registered open-end management investment company currently consisting of eight investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios (the "Master Portfolios"). The Growth Stock Master Portfolio is one of the eight Master Portfolios. The Trust proposes to engage in the business of investing and reinvesting the assets of the Master Portfolio in the manner and in accordance with the investment objective and restrictions specified in the Trust's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "Act"). Copies of the Registration Statement have been furnished to the Adviser. Any amendments to the Registration Statement shall be furnished to the Adviser promptly.

         2. The Trust has engaged the Adviser to manage the investing and reinvesting of the Master Portfolio's assets and to provide the advisory services specified in the Investment Advisory Contract between the Trust and the Adviser, dated as of the date hereof, subject to the overall supervision of the Board of Trustees of the Trust. Pursuant to an Administration Agreement between the Trust, on behalf of the Master Portfolio, and an administrator (the "Administrator"), the Trust has engaged the Administrator to provide the administrative services specified therein.

         3. (a) The Adviser hereby employs the Sub-Adviser to perform for the Master Portfolio certain advisory services and the Sub-Adviser hereby accepts such employment. The Adviser shall retain the authority to establish and modify, from time to time, the investment strategies and approaches to be followed by the Sub-Adviser, subject, in all respects, to the supervision and direction of the Trust's Board of Trustees and subject to compliance with the investment objective, policies and restrictions set forth in the Registration Statement.

                 (b) Subject to the overall supervision and control of the Adviser and the Trust, the Sub-Adviser shall be responsible for investing and reinvesting the Master Portfolio assets in a manner consistent with the investment strategies and approaches referenced in subparagraph (a), above. In this regard, the Sub-Adviser, in accordance with the investment objective, policies and restrictions set forth in the Registration Statement, the Act and the provisions of the Internal Revenue Code of 1986 relating to regulated investment companies, shall be responsible for furnishing to the Master Portfolio investment guidance and policy direction in connection with the daily portfolio management of the Master Portfolio and shall furnish to the Adviser periodic reports on the investment activity and performance of the Master Portfolio. The Sub-Adviser shall also furnish such additional reports and information as the Adviser and the Trust's Board of Trustees and officers shall reasonably request.

                 (c) The Sub-Adviser shall, at its expense, employ or associate with itself such persons as the Sub- Adviser believes appropriate to assist it in performing its obligations under this contract.

         4. The Adviser shall be responsible for the Sub-Adviser's fees for its services hereunder. The Sub- Adviser agrees that it shall have no claim against the Trust or the Master Portfolio respecting compensation under this contract. In consideration of the services to be rendered by the Sub-Adviser under this contract, the Adviser shall pay the Sub-Adviser a monthly fee on the first business day of each calendar month, at the annual rate of 0.15% of the average daily value (as determined on each day that such value is determined for the Master Portfolio at the time set forth in the Registration Statement for determining net asset value per share) of the Master Portfolio's net assets during the preceding month. If the fee payable to the Sub-Adviser pursuant to this Paragraph





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4 begins to accrue on a day after the first day of any month or if this contract terminates before the end of any month, the fee for the period from the effective date to the end of the month, or from the beginning of that month to the termination date, shall be prorated according to the proportion that such period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fee, the value of the Master Portfolio's net assets shall be computed in the manner specified in the Registration Statement and the Trust's Declaration of Trust for the computation of the value of the Master Portfolio's net assets in connection with the determination of the net asset value of Master Portfolio's interests.

         5. The Sub-Adviser shall give the Trust the benefit of the Sub-Adviser's best judgment and efforts in rendering services under this contract. As consideration and as an inducement to the Sub-Adviser's undertaking to render these services, the Trust and the Adviser agree that the Sub-Adviser shall not be liable under this contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this contract shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Trust or its interestholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties under this contract or by reason of reckless disregard of its obligations and duties hereunder.

         6. This contract shall become effective as of its execution date and shall thereafter continue in effect, provided that this contract shall continue in effect for a period of more than two years from the date hereof only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Master Portfolio's outstanding voting securities (as defined in the Act) or by the Trust's Board of Trustees and (b) by the vote, cast in person at a meeting called specifically for the purpose of continuing this Sub-Advisory Contract, of a majority of the Trust's Trustees who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated, upon 60 days' written notice to the Sub-Adviser, by the Trust, without the payment of any penalty, by a vote of a majority of the Master Portfolio's outstanding voting securities (as defined in the Act) or by a vote of a majority of the Trust's entire Board of Trustees. The Sub-Adviser may terminate this contract on 60 days' written notice to the Adviser and the Trust. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

         7. Except to the extent necessary to perform the Sub-Adviser's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

         8. This contract shall be governed by and construed in accordance with the laws of the State of California.

         9. This contract has been executed on behalf of the Trust by the undersigned officer of the Trust in his capacity as an officer of the Trust. The obligations of this contract shall only be binding upon the assets and property of the Master Portfolio, as provided for in the Trust's Declaration of Trust, and shall not be binding upon any trustee, officer or interestholder of the Trust or Master Portfolio individually.





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         If the foregoing correctly sets forth the agreement between the Trust, the Adviser and the Sub-Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

                                      Very truly yours,

                                      BZW BARCLAYS GLOBAL FUND ADVISORS

                                      By: /s/ JUDITH M. NOLTE
                                         ---------------------------------------

                                      Name: Judith M. Nolte
                                           -------------------------------------

                                      Title: Senior Counsel
                                             Assistant Secetary
                                             -----------------------------------

                                      By: /s/ ANDREA M. ZOLBERTI
                                         ---------------------------------------

                                      Name: Andrea M. Zolberti
                                           -------------------------------------

                                      Title: Chief Financial Officer
                                            ------------------------------------


ACCEPTED as of the date
set forth above:

MANAGED SERIES INVESTMENT TRUST
on behalf of Growth Stock Master Portfolio

By: /s/ RICHARD H. BLANK, JR.
   --------------------------------------
Name: Richard H. Blank, Jr.
     ------------------------------------
Title: Chief Operating Officer,
       Secretary and Treasurer
      -----------------------------------

WELLS FARGO BANK, N.A.

By: /s/ ELIZABETH A. GOTTFRIED
   --------------------------------------
Name: Elizabeth A. Gottfried
     ------------------------------------
Title: Vice President
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By: /s/ MIKE NIEDERMEYER
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Name: Mike Niedermeyer
     ------------------------------------

Title: Executive Vice President
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